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                                                                    Exhibit 99.1

                                                                    News Release
HEINZ Logo


FOR RELEASE UPON RECEIPT

                  POSTPONED H.J. HEINZ COMPANY ANNUAL MEETING
                             TO BE HELD SEPTEMBER 20

PITTSBURGH - (BUSINESS WIRE) - SEPTEMBER 14, 2001 - H.J. Heinz Company (NYSE:HNZ) today announced that it will conduct a very brief Annual Meeting of Shareholders at 9 am on Thursday, September 20 at 600 Grant Street, Pittsburgh, PA. The purpose of this meeting will be to conduct only essential business related to the Annual Meeting previously scheduled for September 11. The meeting date was changed because of the terrorist atrocities.

         A transcript will be posted on www.heinz.com following the meeting.

                                       ##

ABOUT HEINZ: With sales approaching US$10 billion, H.J. Heinz Company is one of the world's leading marketers of branded foods to consumers everywhere, whether in supermarkets, restaurants or on the go. Its 50 companies operate in some 200 countries, with more than 20 power brands, including the Heinz(R) brand with nearly US$3 billion in annual sales. Among the company's famous brands are Heinz(R), StarKist(R), Ore-Ida(R), 9-Lives(R), Wattie's(R), Plasmon(R), Farley's(R), Smart Ones(R), Bagel Bites(R), John West(R), Petit Navire(R), Kibbles `n Bits(R), Pounce(R), Pup-Peroni(R), Orlando(R), ABC(R), Olivine(R), Jufran(R) and Pudliszki(R). Heinz also uses the famous brands Weight Watchers(R), Boston Market(R) and Linda McCartney(R) under license. Information on Heinz is available at http://www.heinz.com.

                                      # # #

     /CONTACT: MEDIA: Ted Smyth, SVP-Corp. & Govt. Affairs, 412-456-5780; Debbie Foster, Director-Corp. Comm., 412-456-5778; or Jack Kennedy, GM-Strategic Comm., 412-456-5923; INVESTORS: Jack Runkel, VP-Investor Relations, 412-456-6034, all of Heinz/

H.J. Heinz Company, P.O. Box 57, Pittsburgh 15230-0057